UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2004

United Fire & Casualty Company

(Exact name of registrant as specified in its charter)

Iowa	2-39621	42-0644327
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 319-399-5700

Item 7. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

The following exhibits are furnished herewith.

Exhibit 99.1	Press Release, dated February 13, 2004 announcing our financial results for the quarter ended December 31, 2003.

Item 12. Results of Operations and Financial Condition

On February 13, 2004, we issued a press release announcing our financial results for the quarter ended December 31, 2003. The release is furnished as Exhibit 99.1 hereto. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company
(Registrant)

February 17, 2004
(Date)

/s/ John A. Rife
John A. Rife, Chief Executive Officer